Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 24, 2021 relating to the financial statements of ProQR Therapeutics N.V. appearing in the Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

March 29, 2023